EXHIBIT 23.1


Thigpen, Jones, Seaton & Co., P.C.
CERTIFIED PUBLIC ACCOUNTANTS                        Scotty C. Jones, CPA, CVA
BUSINESS CONSULTANTS                                Frank W. Seaton, Jr., CPA
1004 Hillcrest Parkway  P.O. Box 400                Tracy G. Smith, CPA
Dublin, Georgia 31040-0400                          Grayson Dent, CPA
Tel 478-272-2030  Fax 478-272-3318                  Robyn T. Tanner, CPA
E-mail tjs@tjscpa.com                               Rhonda M. Norris, CPA
                                                    Spencer L. Tydings, CPA
                                                    Becky G. Hines, CPA
                                                    Donna M. Lumley, CPA
                                                    Lori Y. Norton, CPA, AAP
                                                    Christi H. Jones, CPA, CVA
                                                    Matthew C. Jones, CPA, CISA
                                                    Heather Frazier, CPA




                 CONSENT OF THIGPEN, JONES, SEATON & CO., PC



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 29, 2000 (no. 333-50870) of Southwest Georgia Financial Corporation of our reports, dated February 28, 2007, included in the December 31, 2006 Annual Report on Form 10-K of Southwest Georgia Financial Corporation.


/s/Thigpen, Jones, Seaton & Co., P.C.

Dublin, Georgia
March 19, 2007